UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2017 (May 19, 2017)

CĪON Investment Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54755	45-3058280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor

New York, New York 10016

(Address of Principal Executive Offices)

(212) 418-4700

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On May 19, 2017, CĪON Investment Corporation (“CĪON”), through two newly-formed, wholly-owned, special-purpose financing subsidiaries, entered into a financing arrangement with UBS AG, London Branch (“UBS”), pursuant to which up to $125,000,000 will be made available to CĪON to fund investments and for other general corporate purposes.

Pursuant to the financing arrangement, assets in CĪON’s portfolio may be contributed by it from time to time to Murray Hill Funding II, LLC (“Murray Hill Funding II”) through Murray Hill Funding, LLC (“Murray Hill Funding”), each a newly-formed, wholly-owned, special-purpose financing subsidiary of CĪON, pursuant to a Contribution Agreement, dated as of May 19, 2017, between CĪON, Murray Hill Funding and Murray Hill Funding II (the “CIC Contribution Agreement”). As of May 19, 2017, CĪON contributed assets to Murray Hill Funding II pursuant to the CIC Contribution Agreement. The assets held by Murray Hill Funding II will secure the obligations of Murray Hill Funding II under Class A Notes (the “Notes”) to be issued from time to time by Murray Hill Funding II pursuant to an Indenture, dated as of May 19, 2017, with U.S. Bank National Association (“U.S. Bank”), as trustee (the “Indenture”). Pursuant to the Indenture, the aggregate principal amount of Notes that may be issued by Murray Hill Funding II from time to time is $192,307,692. Murray Hill Funding will purchase the Notes to be issued by Murray Hill Funding II from time to time at a purchase price equal to their par value. Pursuant to a Contribution Agreement, dated as of May 19, 2017 (the “MHF Contribution Agreement”), among Murray Hill Funding II, Murray Hill Funding, U.S. Bank and CION Investment Management, LLC, CĪON’s investment adviser (“CIM”), Murray Hill Funding makes capital contributions to Murray Hill Funding II to, among other things, maintain the value of the portfolio of assets held by Murray Hill Funding II.

Principal on the Notes will be due and payable on the stated maturity date of May 19, 2027. Pursuant to the Indenture, Murray Hill Funding II has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar transactions. The Indenture contains events of default customary for similar transactions, including, without limitation: (a) the failure to make principal payments on the Notes at their stated maturity or any earlier redemption date or to make interest payments on the Notes and such failure is not cured within three business days; (b) the failure to disburse amounts in accordance with the priority of payments and such failure is not cured within three business days; and (c) the occurrence of certain bankruptcy and insolvency events with respect to Murray Hill Funding II or Murray Hill Funding.

Murray Hill Funding, in turn, has entered into a repurchase transaction with UBS, pursuant to the terms of a Global Master Repurchase Agreement and the related Annex and Master Confirmation thereto, each dated as of May 19, 2017 (collectively, the “UBS Facility”). Pursuant to the UBS Facility, on May 19, 2017 UBS purchased, and on or after June 19, 2017 UBS will purchase, Notes held by Murray Hill Funding for an aggregate purchase price equal to 65% of the principal amount of Notes purchased. Subject to certain conditions, the maximum principal amount of Notes that may be purchased under the UBS Facility is $192,307,692. Accordingly, the aggregate maximum amount payable to Murray Hill Funding under the UBS Facility will not exceed $125,000,000. Murray Hill Funding will repurchase the Notes sold to UBS under the UBS Facility by no later than May 19, 2020. The repurchase price paid by Murray Hill Funding to UBS will be equal to the purchase price paid by UBS for the repurchased Notes (giving effect to any reductions resulting from voluntary partial prepayment(s)). If the UBS Facility is accelerated prior to May 19, 2020 due to an event of default or a mandatory or voluntary full payment by Murray Hill Funding, then Murray Hill Funding must pay to UBS a fee equal to the present value of the spread portion of the financing fees that would have been payable to UBS from the date of acceleration through May 19, 2020 had the acceleration not occurred. The financing fee under the UBS Facility is equal to the three-month London Interbank Offered Rate plus a spread of up to 3.50% per year for the relevant period.

UBS may require Murray Hill Funding to post cash collateral if, without limitation, the sum of the market value of the portfolio of assets and the cash and eligible investments held by Murray Hill Funding II, together with any posted cash collateral, is less than the required margin amount under the UBS Facility; provided, however, that Murray Hill Funding will not be required to post cash collateral with UBS until such market value has declined at least 10% from the initial market value of the portfolio assets.

Pursuant to the UBS Facility, Murray Hill Funding has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar transactions. The UBS Facility contains events of default customary for similar financing transactions, including, without limitation: (a) failure to transfer the Notes to UBS on the applicable purchase date or repurchase the Notes from UBS on the applicable repurchase date; (b) failure to pay certain fees and make-whole amounts when due; (c) failure to post cash collateral as required; (d) the occurrence of insolvency events with respect to Murray Hill Funding; and (e) the admission by Murray Hill Funding of its inability to, or its intention not to, perform any of its obligations under the UBS Facility.

Murray Hill Funding paid an upfront fee and incurred certain other customary costs and expenses in connection with obtaining the UBS Facility.

In connection with the CIC Contribution Agreement, the MHF Contribution Agreement, the Notes and the Indenture, Murray Hill Funding II also entered into (i) a Collateral Management Agreement with CIM, as collateral manager, dated as of May 19, 2017 (the “Collateral Management Agreement”), pursuant to which CIM will manage the assets of Murray Hill Funding II; and (ii) a Collateral Administration Agreement with U.S. Bank, as collateral administrator, dated as of May 19, 2017 (the “Administration Agreement”), pursuant to which U.S. Bank will perform certain administrative services with respect to the assets of Murray Hill Funding II.

The foregoing descriptions of the CIC Contribution Agreement, the Indenture, the Notes, the MHF Contribution Agreement, the UBS Facility, the Collateral Management Agreement and the Administration Agreement, as set forth in this Item 1.01, are summaries only and are each qualified in all respects by the provisions of such agreements, copies of which are filed as Exhibits 10.1 through 10.7 and are incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

CĪON held its Annual Meeting of Shareholders (the “Annual Meeting”) on May 25, 2017.  As of April 3, 2017, the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, 111,370,660 shares of common stock were eligible to be voted, and 65,541,076 of those shares were voted in person or by proxy at the Annual Meeting. Shareholders were asked to consider and act upon:

•	Proposal No. 1 – the election of two members of the board of directors of CĪON to serve until the 2020 annual meeting of shareholders or until their successors are duly elected and qualified;

•	Proposal No. 2 – the ratification of the selection of Ernst & Young LLP to serve as CĪON’s independent registered public accounting firm for the fiscal year ending December 31, 2017; and

•	Proposal No. 3 – the approval of the deletion of Article XIII of CĪON’s charter, which currently provides for the automatic repeal of certain sections and articles of the charter upon a listing of CĪON’s shares.

The director nominees listed in CĪON’s 2017 proxy statement were elected by CĪON’s shareholders at the Annual Meeting.  The votes for, votes withheld and broker non-votes for the director nominees are set forth below:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert A. Breakstone	41,730,459	2,083,652	21,726,965
Aron I. Schwartz	41,781,549	2,032,561	21,726,965

The proposal to ratify the selection of Ernst & Young LLP to serve as CĪON’s independent registered public accounting firm for the fiscal year ending December 31, 2017 was also approved by CĪON’s shareholders at the Annual Meeting.  The votes for, votes against, abstentions and broker non-votes are set forth below:

Votes For	63,429,637
Votes Against	560,613
Abstentions	1,550,826
Broker Non-Votes	0

The proposal to approve the deletion of Article XIII of CĪON’s charter, which currently provides for the automatic repeal of certain sections and articles of the charter upon a listing of CĪON’s shares (the “Proposed Charter Amendment”), was not approved by CĪON’s shareholders at the Annual Meeting. The votes for, votes against, abstentions and broker non-votes are set forth below:

Votes For	39,219,832
Votes Against	1,162,081
Abstentions	3,432,197
Broker Non-Votes	21,726,965

As disclosed in CĪON’s 2017 proxy statement, CĪON’s authorization to continue to offer and sell shares in the State of Washington as of January 25, 2017 was conditioned upon CĪON’s undertaking to seek shareholder approval of the Proposed Charter Amendment. Although the Proposed Charter Amendment was not approved by CĪON’s shareholders at the Annual Meeting, the State of Washington has confirmed that CĪON has met all of its obligations and can continue to offer and sell shares to residents of the State of Washington. As a result, CĪON determined not to adjourn the Annual Meeting to undertake a further solicitation of proxies solely with respect to the Proposed Charter Amendment.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Contribution Agreement, dated as of May 19, 2017, by and among CĪON Investment Corporation, Murray Hill Funding, LLC and Murray Hill Funding II, LLC.

10.2	Indenture, dated as of May 19, 2017, by and between Murray Hill Funding II, LLC and U.S. Bank National Association.

10.3	Murray Hill Funding II, LLC Class A Notes Due 2027.

10.4	Contribution Agreement, dated as of May 19, 2017, by and among UBS AG, London Branch, Murray Hill Funding II, LLC, U.S. Bank National Association, Murray Hill Funding, LLC and CION Investment Management, LLC.

10.5	October 2000 Version Global Master Repurchase Agreement, by and between UBS AG and Murray Hill Funding, LLC, together with the related Annex and Master Confirmation thereto, each dated as of May 19, 2017.

10.6	Collateral Management Agreement, dated as of May 19, 2017, by and between CION Investment Management, LLC and Murray Hill Funding II, LLC.

10.7	Collateral Administration Agreement, dated as of May 19, 2017, by and among Murray Hill Funding II, LLC, CION Investment Management, LLC and U.S. Bank National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CĪON Investment Corporation

Date: May 25, 2017	By:	/s/ Michael A. Reisner
Michael A. Reisner Co-Chief Executive Officer

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION
10.1	Contribution Agreement, dated as of May 19, 2017, by and among CĪON Investment Corporation, Murray Hill Funding, LLC and Murray Hill Funding II, LLC.

10.2	Indenture, dated as of May 19, 2017, by and between Murray Hill Funding II, LLC and U.S. Bank National Association.

10.3	Murray Hill Funding II, LLC Class A Notes Due 2027.

10.4	Contribution Agreement, dated as of May 19, 2017, by and among UBS AG, London Branch, Murray Hill Funding II, LLC, U.S. Bank National Association, Murray Hill Funding, LLC and CION Investment Management, LLC.

10.5	October 2000 Version Global Master Repurchase Agreement, by and between UBS AG and Murray Hill Funding, LLC, together with the related Annex and Master Confirmation thereto, each dated as of May 19, 2017.

10.6	Collateral Management Agreement, dated as of May 19, 2017, by and between CION Investment Management, LLC and Murray Hill Funding II, LLC.

10.7	Collateral Administration Agreement, dated as of May 19, 2017, by and among Murray Hill Funding II, LLC, CION Investment Management, LLC and U.S. Bank National Association.